UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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T BANCSHARES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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T BANCSHARES, INC.
16200 Dallas Parkway, Suite 190
Dallas, Texas  75248
(972) 720-9000

April 29, 2016

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of T Bancshares, Inc.  The meeting will be held on Wednesday, June 22, 2016 at 5:30 p.m., local time, at the main office of T Bank, N.A., 16200 Dallas Parkway, Suite 190, Dallas, Texas 75248.

We are pleased to enclose the proxy statement for the 2016 annual meeting of the shareholders of T Bancshares, Inc.  At the meeting, you and the other shareholders will be asked to vote on the following matters:

1.
the election of the 11 nominees named in the accompanying proxy statement as directors of T Bancshares for terms expiring at the 2017 annual meeting of shareholders or until their successors are duly elected and qualified;

2.	the ratification of the appointment of Whitley Penn LLP as the independent registered public accounting firm of T Bancshares for the fiscal year ending December 31, 2016;
3.	an advisory, non-binding vote on compensation of named executive officers; officers; and
4.	the transaction of such other business as may properly come before the annual meeting or at any adjournment or postponement thereof.
Our Board of Directors believes that an affirmative vote for all nominees named in the proxy statement to serve as the directors of T Bancshares, an affirmative vote for the ratification of the selection of our independent registered public accounting firm, and an affirmative vote on the compensation of named executive officers are in the best interests of T Bancshares and its shareholders and has unanimously recommended that the shareholders of T Bancshares vote in favor of the proposals.

I hope that you will be able to attend the annual meeting to vote on these matters.  Whether or not you expect to attend the meeting in person, please vote by completing, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States) or vote electronically via the Internet or by telephone.  For further details, see “About the Annual Meeting – How do I vote?”

In addition to the proxy statement, a copy of T Bancshares’ annual report on Form 10-K for the year ended December 31, 2015, which is not part of the proxy soliciting material, is enclosed.

We appreciate your interest and investment in T Bancshares and look forward to seeing you at the annual meeting.

Sincerely,

Patrick Howard
President and Chief Executive Officer

T BANCSHARES, INC.
16200 Dallas Parkway, Suite 190
Dallas, Texas 75248
(972) 720-9000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Wednesday, June 22, 2016

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Shareholders of T Bancshares, Inc. will be held at 5:30 p.m., local time, at the main office of T Bank, N.A., 16200 Dallas Parkway, Suite 190, Dallas, Texas 75248, to consider and act upon the following matters:

1.
the election of the 11 nominees named in the accompanying proxy statement as directors of T Bancshares for terms expiring at the 2017 annual meeting of shareholders or until their successors are duly elected and qualified;

2.	the ratification of the appointment of Whitley Penn LLP as the independent registered public accounting firm of T Bancshares for the fiscal year ending December 31, 2016;
3.	an advisory, non-binding vote on compensation of named executive officers; and
4.	the transaction of such other business as may properly come before the annual meeting or at any adjournment or postponement thereof.

Except with respect to the procedural matters incident to the conduct of the meeting, we are not aware of any other business to be brought before the meeting.  Any action may be taken on the foregoing proposals at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned or postponed.  Only shareholders of record as of the close of business on April 29, 2016, are entitled to notice of, and to vote at, the annual meeting or any postponements or adjournments thereof.  A list of shareholders will be available for inspection for a period of ten days prior to the annual meeting at the office of T Bancshares at 16200 Dallas Parkway, Suite 190, Dallas, Texas 75248 and will also be available for inspection at the meeting itself.

It is important that your shares be represented and voted at the annual meeting. You can vote your shares by completing, signing and returning the enclosed proxy card, electronically via the Internet or by telephone. Regardless of the number of shares you own, your vote is important. Please act today.

 Your attention is directed to the accompanying proxy statement for more complete information regarding the matters to be acted upon at the annual meeting.

By Order of the Board of Directors

Patrick Howard
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 22, 2016.
This proxy statement, this notice of annual meeting, a form of proxy and our annual report on Form 10-K for the year ended December 31, 2015 (“2015 Form 10-K”) are available free of charge on our website at https://www.tbank.com/site/about_shareholders.html.

Dallas, Texas
April 29, 2016

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.  HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES) OR VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE.  THIS WILL ENSURE THAT YOUR SHARES ARE PRESENT FOR PURPOSE OF DETERMINING WHETHER A QUORUM EXISTS AND VOTED IN ACCORDANCE WITH YOUR WISHES.  FOR FURTHER DETAILS, SEE “ABOUT THE ANNUAL MEETING – HOW DO I VOTE?”

This notice of annual meeting and proxy statement and form of proxy card are first being distributed to shareholders on or about May 16, 2016.

T BANCSHARES, INC.
16200 Dallas Parkway, Suite 190
Dallas, Texas  75248

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 22, 2016

INFORMATION ABOUT THE ANNUAL MEETING
When and where is the annual meeting?

The 2016 annual meeting of shareholders of T Bancshares, Inc. (the “Company,” “T Bancshares,” “we,” and “us”) will be held on Wednesday, June 22, 2016, beginning at 5:30 p.m., local time, at the main office of T Bank, N.A., 16200 Dallas Parkway, Suite 190, Dallas, Texas 75248.

Why am I receiving these materials?

We are furnishing our proxy materials to our shareholders in connection with the solicitation of proxies by the Company’s Board of Directors to be voted at the annual meeting.  The Board of Directors asks that you vote on the matters listed in the Notice of Annual Meeting, which are more fully described in this proxy statement.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy or proxy holder in a written document, that document also is called a proxy or a proxy card.  Patrick Howard and Shari Jensen have been designated as proxies or proxy holders for the annual meeting.

Who is soliciting my proxy?

Our Board of Directors is sending you this proxy statement in connection with the solicitation of proxies for use at the 2016 annual meeting of the shareholders of T Bancshares.  Certain of our directors, officers, employees, and agents may also solicit proxies on our behalf personally, by mail, telephone or otherwise.  We will not pay our directors, officers or employees any extra compensation for participating in this solicitation.

Who will bear the costs of soliciting proxies for the annual meeting?

We will bear the cost of soliciting proxies for the annual meeting.  We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of our shares of common stock.

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act upon the following matters:

•
Proposal One:  The election of the 11 nominees named in this proxy statement as directors of T Bancshares for terms expiring at the 2017 annual meeting of shareholders or until their successors are duly elected and qualified.

•	Proposal Two: The ratification of the selection of Whitley Penn LLP as the independent registered public accounting firm of T Bancshares for the fiscal year ending December 31, 2016.

•	Proposal Three: An advisory, non-binding vote on compensation of named executive officers.
In addition, our management will report on the performance of T Bancshares during 2015 and respond to appropriate questions from shareholders.  Except with respect to the procedural matters incident to the conduct of the meeting, we are not aware of any other business to be brought before the meeting.

Who is entitled to vote at the annual meeting?

Only shareholders of record as of the close of business on the record date, April 29, 2016, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the annual meeting or any postponement or adjournment thereof.  Each outstanding common share entitles its holder to cast one vote on each matter to be voted upon at the annual meeting.  The total number of common shares outstanding on the record date and eligible to cast votes at the annual meeting is 4,037,907.

How many shares must be present to hold the annual meeting?

We must have a quorum to conduct any business at the annual meeting.  The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date, or 2,018,954 shares, will constitute a quorum at the annual meeting.  For purposes of determining a quorum, abstentions, withheld votes in the election of directors and broker non-votes will be included in the number of shares present.  A broker non-vote occurs when shares held by a bank, broker or other nominee are not voted on a particular matter.  See “How will my shares be voted if I do not provide my proxy?” below.

How do I vote?

You may vote your shares either in person at the annual meeting or by proxy whether or not you attend the annual meeting.  Shares held in your name as the shareholder of record may be voted:

(1) in person at the annual meeting,

(2) via the Internet at www.proxyvote.com and following the instructions,

(3) by telephone by calling 1-800-690-6903 and following the instructions, or

(4) by completing, dating and promptly returning the enclosed proxy card.

We encourage you to vote electronically or by telephone. Votes submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Time on June 21, 2016.

Shareholders who hold shares through a bank, broker or other nominee (“street name shareholders”) who receive or request printed copies of the proxy materials should be provided with voting instruction cards by the institution that holds their shares. If you are a street name shareholder who has received or requested a printed copy of the proxy materials and have not received a voting instruction card from your bank, broker or other nominee, please contact the institution that holds your shares.

Street name shareholders may also be eligible to vote their shares over the Internet or by telephone by following the voting instructions provided by the bank, broker or other nominee that holds the shares, using either the Internet address or the toll-free telephone number provided on the voting instruction card (if the bank, broker or other nominee provides these voting methods). Otherwise, please complete, sign and date the voting instruction card and return it promptly.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the meeting.

How will my shares be voted if I do not specify a choice with respect to each proposal?

If you sign and submit your proxy but do not mark your voting preferences, the proxy holders will vote your shares FOR the election of each of the nominees for director, FOR the ratification of the selection of our independent registered public accounting firm, and FOR the advisory, non-binding vote on compensation of named executive officers.

How will my shares be voted if I do not provide my proxy?

If you own your shares as a registered holder, which means that your shares of our common stock are registered in your name, your shares will be voted only if you submit your vote over the Internet or by telephone or if you return a signed proxy card.  Otherwise, your shares will not be represented at the annual meeting and will not count toward the quorum requirement, which is explained under “How many shares must be present to hold the annual meeting?” above, unless you attend the annual meeting to vote them in person.

If you are a street name shareholder, your bank, broker or other nominee may or may not vote your shares if you have not provided voting instructions to the bank, broker or other nominee. Whether the bank, broker or other nominee may vote your shares depends on the proposals before the annual meeting. Under the rules that govern brokers, when a proposal is a “routine” matter, banks, brokers and other nominees may vote your shares in their discretion on “routine matters.” The ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm is a routine matter for which banks, brokers and other nominees may vote on behalf of their clients if no voting instructions are provided.

Under the rules that govern brokers, when a proposal is not a “routine matter” and your bank, broker or other nominee has not received your voting instructions with respect to that proposal, your bank, broker or other nominee cannot vote your shares on that proposal. This is called a “broker non-vote.” The election of the director nominees to the Board of Directors and the advisory vote on compensation paid to our named executive officers are not routine matters and, if your bank, broker or other nominee has not received your voting instructions with respect to these proposals, your bank, broker or other nominee cannot vote your shares on these proposals.

Your Participation in Voting the Shares You Own is Important. Voting your shares is important to ensure that you have a say in the governance of the Company. Please review the proxy materials and follow the relevant instructions to vote your shares. We hope you will exercise your rights and fully participate as a shareholder.

Can I change my vote?

Yes.  Even after you have submitted your proxy, you may change your vote at any time before the annual meeting is called to order.  If you are the shareholder of record, you may change your vote by voting via the Internet or by telephone, by timely mailing a new proxy bearing a later date (which automatically revokes the earlier proxy) or by providing a written notice of revocation to our Corporate Secretary prior to the annual meeting being called to order.  Mere attendance at the annual meeting is not sufficient to revoke a proxy.  Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request prior to the annual meeting being duly called to order.  For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker or nominee, or, if you have obtained a legal proxy from your bank, broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

What vote is required to approve the proposals?

In the election of directors, you may vote “FOR” all of the nominees, “WITHHOLD” for all of the nominees or “FOR ALL EXCEPT” and designate one or more of the nominees for whom you are withholding your vote.  Each director is required to be elected by a plurality of the votes cast at the annual meeting.  If your vote is withheld with respect to any nominee, it will have no effect on the election of that nominee.

In the ratification of the selection of our independent registered public accounting firm, you may vote “FOR” the proposal, “AGAINST” the proposal, or “ABSTAIN” from voting on the proposal.  The affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on this matter is required for ratification of the independent registered public accounting firm.  If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

With respect to the advisory, non-binding vote on compensation of our named executive officers, you may vote “FOR” the proposal, “AGAINST” the proposal, or “ABSTAIN” from voting on the proposal. The affirmative vote of a majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on this matter is required for approval of the compensation of our named executive officers. Voting for this proposal is being conducted on an advisory basis and, therefore, the voting results will not be binding on the Company, the Board or the compensation subcommittee. Abstentions will have the same effect as a vote against this proposal, whereas broker non-votes and shares not otherwise represented at the meeting will have no effect on the outcome of such matter.

Can I vote on other matters?

The matters presented at an annual meeting are limited to those properly presented by the Board of Directors and those properly presented by shareholders.  We have not received notice from any shareholder as to any matter to come before the annual meeting.  If any other matter is presented at the annual meeting, your signed proxy gives Patrick Howard and Shari Jensen, the proxy holders, authority to vote your shares.

How does the Board of Directors recommend I vote on the proposals?

Our Board of Directors recommends a vote “FOR” the election of the nominated slate of directors, “FOR” the ratification of the selection of Whitley Penn LLP as our independent registered public accounting firm, and “FOR” the resolution approving the compensation of named executive officers. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board of Directors, or if no recommendation is given, in their own discretion.

Who can help answer my questions?

If you have any questions about the annual meeting or how to vote or revoke your proxy, or if you should need additional copies of this proxy statement or voting materials, please contact:

Patrick Howard
President & CEO
16200 Dallas Parkway, Suite 190
Dallas, Texas 75248
(972) 720-9000
phoward@tbank.com

PROPOSAL ONE:
 ELECTION OF DIRECTORS

Nominees

Our bylaws authorize our Board of Directors to fix the number of directors at any number not less than one.  Our Board currently consists of 11 members.  You may not vote for a greater number of persons than the number of nominees named in this proxy statement.  The nomination of these directors to stand for election at the annual meeting has been recommended by the Nominating Subcommittee of the Executive Committee and approved by the Board of Directors.

The Board of Directors has presented the 11 nominees listed below for election as directors to serve until the 2017 annual meeting or until their successors are duly elected and qualified.  All of the nominees listed below currently serve on our Board of Directors.

Unless otherwise specified in the accompanying form of proxy, proxies solicited hereby will be voted for the election of the nominees listed below.  Each of the nominees has agreed to serve.  If any of them should become unable to serve as a director, the Board of Directors may designate a substitute nominee.  In that case, the proxies shall be voted for the substitute nominee or nominees to be designated by the Board of Directors.  If no substitute nominees are available, the Board of Directors will act to reduce the number of directors.

There are no arrangements or understandings between T Bancshares and any person pursuant to which such person has been elected as a director.

Set forth below is certain information with respect to each nominee for election as a director.  The address for each director is 16200 Dallas Parkway, Suite 190, Dallas, Texas 75248.  Unless otherwise noted below, none of the corporations or organizations named below is a parent, subsidiary or other affiliate of T Bancshares.

Name	Age	Position(s) Held with T Bancshares	Position(s) Held with T Bank, N.A.	Director Since
Stanley Allred	61	Director	Director	February 2003
Dan Basso	70	Director, Chairman	Director, Chairman	February 2003
Frankie Basso	45	Director	Director	February 2003
David Carstens	51	Director	Director	February 2003
Ron Denheyer	48	Director	Director	February 2003
Patrick Howard	55	Director, President & Chief Executive Officer	Director, President & Chief Executive Officer	September 2007
Steven Jones	58	Director	Director, Plano Market President	February 2004
Eric Langford	57	Director	Director	February 2003
Charles Mapes	74	Director	Director	February 2003
Thomas McDougal	76	Director	Director	February 2003
Gordon Youngblood	56	Director	Director	February 2003

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE 11 NOMINEES LISTED ABOVE.

 Set forth below is certain information for each of the 11 nominees for election as directors at the annual meeting, including certain qualifications of each nominee considered by the Board of Directors in such nomination.

Stanley Allred.  Mr. Allred has been a director of our Company since February 2003.  Mr. Allred has spent the last 34 years in the securities industry, and he currently serves as Managing Partner for Allred Capital Management of Raymond James & Associates where he is responsible for approximately $500 million in equity portfolios.  He has extensive knowledge of the securities business and feels that his interaction with individuals who demand high quality banking services helps build T Bank, N.A.'s customer base. He also serves on the Executive Board of the Circle Ten Council, Boy Scouts of America, is a director of the Baylor Oral Health Foundation and was a past Chairman for Dallas Heritage Village.  He received his B.B.A. from Stephen F. Austin University. Mr. Allred holds several registration licenses with the Financial Industry Regulatory Authority.  We believe Mr. Allred brings to the Board significant investment, financial planning, and financial skills important to the oversight of enterprise and operational risk management of the Company.

Dan Basso.  Mr. Basso has been a director of our Company since February 2003 and has served as Chairman since 2004.  Mr. Basso is Chief Executive Officer of Systemware, Inc. and Systemware Professional Services, Inc., companies he co-founded in 1981.  Systemware provides report distribution, document management and enterprise content management software and consulting services to a worldwide client base.  He is also a partner in several real estate ventures.  Before his involvement with Systemware, he held several technology and administrative positions with Frito-Lay, LTV Corporation and the Federal Reserve Bank of Dallas.  Mr. Basso holds a Bachelor of Science degree in Aeronautical and Astronautical Engineering from the University of Illinois.  Mr. Basso is the father of Frankie Basso, who is also one of our directors. We believe Mr. Basso’s experience and qualifications provide sound leadership to the Board, as well as strategic planning, significant corporate governance and operational risk management insight.

Frankie Basso.  Mr. Basso has been a director of our Company since February 2003.  Mr. Basso is the President and Chief Operating Officer of Systemware, Inc., where he has been employed since 1994.  As Systemware's President and Chief Operating Officer, Frankie Basso is responsible for the day-to-day leadership of the company's sales, corporate marketing, development, support and services organizations.  Mr. Basso is a life-long native of the Dallas area.  He was born in Arlington, Texas, graduated from J. J. Pearce High School and earned a Bachelor of Arts degree in communications from Southern Methodist University.  Frankie Basso is the son of Dan Basso, who is our Chairman. We believe Mr. Basso provides risk operations management, strategic planning, and marketing expertise to the Board, skills that are important as we continue to implement our business plan.

David Carstens.  Mr. Carstens has been a director of our Company since February 2003.  Mr. Carstens is a partner at Carstens & Cahoon, L.L.P., a law firm that primarily represents clients seeking patents, trademarks, and copyrights. Mr. Carstens is a member of the Dallas Bar Association, has served as President of the Dallas/Ft. Worth Intellectual Property Law Association, and frequently speaks at continuing legal education seminars. Mr. Carstens has lived in the Dallas area for over 32 years.  He holds a B.S. in Mechanical Engineering from Texas A&M, a B.S. in Electrical Engineering from the University of Texas at Dallas, and a J.D. and M.B.A. from Southern Methodist University.  We believe Mr. Carstens brings risk management, strategic planning, as well as corporate governance skills to the Board.

Ron Denheyer.  Mr. Denheyer has been a director of our Company since February 2003.  In 1998, Mr. Denheyer joined Systemware, Inc., and is Executive Vice President and Chief Financial Officer.  Prior to joining Systemware, Inc., he served as Division Controller of Argonaut Insurance Company.  Mr. Denheyer is a member of Financial Executives International, a premier professional organizational for chief financial officers, controllers and cashiers.  He currently sits on the Board of Trustees at Parish Episcopal School and serves as Chairman of the Endowment Board.  He also sits on the Board of 1 Million 4 Anna Foundation.  He is a graduate from James Martin High School in Arlington, Texas and holds a Bachelor of Arts degree from Texas Christian University and a Master of Business Administration from the University of Dallas. We believe Mr. Denheyer brings strong investment, accounting and financial skills important to the oversight of our financial reporting and operational risk management.

Patrick Howard.  Mr. Howard was named President & Chief Executive Officer of the Company and T Bank, N.A. in July 2010. He joined the Company as a Director and Executive Vice President, Chief Operating Officer of T Bank, N.A. in September 2007. Previously, Mr. Howard served as the Executive Vice President, Chief Operating Officer of a $2.2 billion savings bank headquartered in Denver, Colorado, since 1994. During his career, Mr. Howard has had executive level and direct managerial responsibility for numerous areas of bank operations including credit origination and administration, retail branch operations, mortgage servicing and loan operations, compliance, technology, investments, risk mitigation, internal controls development and implementation, and strategic planning. Mr. Howard started his banking career in 1986 in San Antonio, Texas. He is an honors graduate of the University of Texas at San Antonio where he earned a Bachelor of Business Administration degree in finance. We believe Mr. Howard provides the Board with sound leadership, strategic planning skills, as well as extensive understanding and experience in managing operational, credit, and regulatory risk and asset liability management.

Steven Jones.  Mr. Jones has been a director of our Company since February 2004.  He was Executive Vice President and Chief Lending Officer of the Company until October 2007 when he became Market President for the Plano, Texas region.  Mr. Jones is a life-long Texas native and has lived in the Dallas area for the past 32 years, during which time he has been associated with several community banks in the Dallas market. Prior to joining T Bank in 2004, he was Executive Vice President and Senior Lending Officer of First Independent National Bank in Plano, Texas. Between September 1987 and August 1997, he served in various lending officer capacities with Willow Bend National Bank, Bonham State Bank and Compass Bank before joining First State Bank of Texas (formerly Addison National Bank) in August 1997 as a Senior Vice President and Loan Officer.  Mr. Jones served in these capacities for approximately three years before leaving the bank to become an Executive Vice President and Senior Lending Officer of First Independent National Bank where he served until April 2004. Mr. Jones is a graduate of Texas A&M University where he earned a Bachelor of Business Administration degree in finance.  He is also a graduate of the Southwestern Graduate School of Banking at Southern Methodist University and the National Commercial Lending School at Oklahoma University. Mr. Jones began his banking career in 1984 at Texas National Bank, a community bank located in Dallas.  We believe Mr. Jones’ banking and lending experience provides the Board with important credit and industry experience.

Eric Langford.  Mr. Langford has been a director of our Company since February 2003.  He has been active in the real estate industry for over 30 years as an investor and developer.  Since 1995, he has managed Langford Property Company.  He previously served as Senior Vice President for two leading national real estate firms, Opus West Corporation and Koll Development Company.  A 50-year resident of Dallas, Mr. Langford was the founding President of North Texas Commercial Association of Realtors, which awarded him with the Stemmons Service Award, the highest honor in the Dallas real estate industry. Mr. Langford is a Magna Cum Laude graduate from Texas A&M University.  We believe that Mr. Langford’s expansive business experience in the real estate industry provides leadership and management experience that is beneficial to the Board.

Charles M. Mapes, III.  Mr. Mapes has been a director of our Company since February 2003.  Mr. Mapes is a principal of Insurance One Agency.  Prior to forming Insurance One Agency in 1992, he served as chairperson and president of Chuck Mapes Insurance Agency for 15 years.  Mr. Mapes has been associated with the insurance industry for more than 40 years.  He is a graduate of the University of Richmond where he earned a Bachelor of Business Administration degree. We believe Mr. Mapes provides significant corporate governance, credit, and operational risk management experience to the Board.

Thomas McDougal, DDS.  Dr. McDougal has been a director of our Company since February 2003.  Dr. McDougal is a practicing dentist, having been in private practice since 1970.  Since 1988, Dr. McDougal has practiced in Richardson, Texas as the owner of Tom M. McDougal DDS.  He received a Bachelor of Science degree from Oklahoma State University and his Doctor of Dental Surgery degree from Baylor University.  He serves on the board of directors of several national dentistry associations, and has served as President of the Dallas County Dental Society and the American Academy of Dental Practice. He is an adjunct professor at Baylor College of Dentistry and is on the teaching faculty at the center for Aesthetic and Restoration Dentistry.  We believe Dr. McDougal’s experience as a practicing dentist and leadership roles in the dental community provides particular benefit in overseeing our dental lending practice as well as corporate governance experience.

Gordon R. Youngblood.  Mr. Youngblood has been a director of our Company since February 2003.  Mr. Youngblood was born and raised in the Dallas area.  He attended Southern Methodist University, Dallas, Texas and graduated in 1982 with a Degree in Business Administration and a Minor in History.  He is a Partner at Helmsman Financial Partners, L.L.P. and has owned Gordon Youngblood Insurance Associates since 1988, where he provides Corporate and Employee Benefits consulting.  Mr. Youngblood is an avid sports fan and has spent much of his time in the community coaching various sports. He also has served as President on the J.J. Pearce High School Athletic Booster Board and as Campaign Co-Chair of the J.J. Pearce High School Excellence in Education Fund. He also enjoys hunting, fishing and history. We believe Mr. Youngblood’s qualifications to serve on the Board include his leadership experience in risk management, as well as employee benefit and compensation matters.

Corporate Governance

Corporate Governance Principles and Board Matters

Board Independence

Our Board of Directors has determined that Messrs. Allred, Dan Basso, Frankie Basso, Carstens, Denheyer, Langford, Mapes, McDougal and Youngblood are “independent” directors under the applicable NASDAQ rules.  Mr. Howard currently serves as our President and Chief Executive Officer and Mr. Jones currently serves as our Plano Market President.  Accordingly, they are not deemed to be “independent” directors under the applicable NASDAQ rules.

Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values.  They should have broad experience at the policy-making level in business, government or banking.  They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.  Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us.  Each director must represent the interests of all shareholders.  When considering potential director candidates, the Board also considers the candidate’s character, judgment, diversity, age, skills, including financial literacy and experience in the context of our needs and the needs of the Board of Directors. Our Board of Directors has no formal policy with regard to the consideration of diversity in identifying director nominees, but the board of directors believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities.  Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.  For more information, see “Nominating Subcommittee of the Executive Committee” beginning on page 11.

Shareholder Communications with Our Board of Directors

Our Board of Directors has established a process for shareholders to communicate with the Board of Directors or with individual directors.  Shareholders who wish to communicate with our Board of Directors or with individual directors should direct written correspondence to our Corporate Secretary at our principal executive offices located at 16200 Dallas Parkway, Suite 190, Dallas, Texas 75248.  Any such communication must contain:

•	a representation that the shareholder is a holder of record of our capital stock;
•	the name and address, as they appear on our books, of the shareholder sending such communication; and
•	the number of shares of our capital stock that are beneficially owned by such shareholder.
The Corporate Secretary will forward such communications to our Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

Board Meetings

Our Board of Directors convenes monthly and calls special meetings as circumstances may require.  The Board of Directors met 14 times in 2015.  Each director attended at least 79% of the total number of meetings of the Board of Directors and the Board committees of T Bancshares and T Bank, N.A. of which he or she was a member during 2015.

We do not have a policy that requires directors to attend our annual meeting of shareholders.  At our 2015 annual meeting of shareholders, nine directors were in attendance.

Board Leadership Structure

The roles of Chairman and Chief Executive Officer are separate positions within the Company.  Mr. Dan Basso serves as our Chairman, and Mr. Howard serves as our Chief Executive Officer.  We separate the roles of Chairman and Chief Executive Officer in recognition of the differences between the two roles.  The Chief Executive Officer is responsible for setting the strategic direction for the Company and our subsidiary bank and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and presides over meetings of the Board of Directors.

Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing risk management.  The Board of Directors regularly receives reports from senior management on areas of material risk to the bank, including our credit, liquidity, operational and legal and regulatory risks.  Pursuant to its charter, the Audit Committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, and it also meets periodically with management to discuss policies with respect to risk assessment and risk management.  In addition, the compensation subcommittee of the Executive Committee oversees the management of risks relating to our executive and non-executive compensation plans and arrangements, and the nominating subcommittee of the Executive Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest.  While each committee oversees certain risks and the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Code of Conduct

We are committed to having sound corporate governance principles, both at the holding company level and at T Bank, N.A., our subsidiary bank.  Such principles are essential to running our business efficiently and to maintaining our integrity in the marketplace.  We have adopted a Code of Conduct and Conflicts of Interest Policy, which, together with the policies referred to therein, is applicable to all our directors, officers and employees.  The Code of Conduct and Conflicts of Interest Policy covers all areas of professional conduct and ethics, including conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to our business. We strongly encourage all employees, officers and directors to promptly report any violations of any of our policies.  A copy of our Code of Conduct and Conflicts of Interest Policy is posted to the Company’s website under “About Us-Investor Relations.” The policy may also be obtained by any person, without charge, upon written request to T Bancshares, Inc., Attn: Corporate Secretary, 16200 Dallas Parkway, Suite 190, Dallas, Texas 75248.

Director Compensation

Meetings of our Board of Directors are held regularly each month.  Until January 1, 2015, the Company did not compensate directors for any service provided as a director.  Beginning in 2015, non-employee directors are compensated in accordance with the 2014 Non-employee Directors’ Common Stock Plan. Under the plan, non-employee directors are awarded annually after the annual meeting of shareholders a number of common shares based upon the director’s actual participation in regular and special meetings of the Board of Directors, as well as committees thereof.  Directors will be awarded 100 common shares for each regular board meeting attended and 25 common shares for each board committee or special board meeting attended during the preceding 12 months. Mr. Howard and Mr. Jones, as employee directors, are not eligible to participate in the plan.

The amounts shown in the table below represent the grant date fair value of common shares granted to the non-employee Directors on June 24, 2015.  The grant date fair value of each share of common stock was $7.25, which was the closing price of T Bancshares, Inc. stock on that day.

Name	Stock Awards ($)
Stanley Allred	5,437
Dan Basso	7,613
Frankie Basso	4,350
David Carstens	5,256
Ron Denheyer	5,981
Eric Langford	7,794
Charles Mapes	8,519
Thomas McDougal	5,075
Gordon Youngblood	7,431

Committees of T Bancshares and T Bank, N.A.

Our Board of Directors has an Audit Committee and Executive Committee (with compensation and nominating subcommittees). The Audit Committee meets quarterly or as necessary and the Executive Committee meets as circumstances require. The Board of Directors of T Bank, N.A. also has a number of committees, including an Audit Committee, an Asset & Liability Committee, Loan Committee, Trust Committee, Executive Committee (with compensation and nominating subcommittees) and a Technology Committee, that meet quarterly or as circumstances require.  The membership during the last fiscal year and the function of each of the committees are described below.

Audit Committee

Our Board of Directors established the Audit Committee to assist the Board in fulfilling its responsibilities for general oversight of the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of independent auditors and our internal audit function, and risk assessment and risk management. The duties of the Audit Committee include:

•	appointing, evaluating and determining the compensation of our independent auditors;
•	reviewing and approving the scope of the annual audit, the audit fee and the financial statements;
•	reviewing disclosure controls and procedures, internal control over financial reporting, the internal audit function and corporate policies with respect to financial information;
•	reviewing other risks that may have a significant impact on our financial statements;
•	preparing the Audit Committee report for inclusion in the annual proxy statement; and
•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters.
The Audit Committee works closely with management as well as our independent auditors.  The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The members of the Audit Committee are David Carstens, Ron Denheyer, Charles Mapes, Thomas McDougal, and Frankie Basso. Mr. Carstens serves as Chairmen of the Audit Committee.  The Audit Committee held four meetings during fiscal year 2015.  The Board of Directors has determined that each member of the Audit Committee is “independent” according to the rules and regulations of the Securities and Exchange Commission (“SEC”) and NASDAQ.  In addition, the Board has determined that each member of the Audit Committee is “financially literate” under the current listing standards of NASDAQ.  The Board has also determined that Mr. Denheyer is an “audit committee financial expert” as defined by the SEC rules.

Our Board of Directors has adopted a written charter for the Audit Committee.  A copy of our Audit Committee Charter is available on the “About Us-Investor Relations” page of the Bank’s website at www.tbank.com.

Executive Committee

The Executive Committee meets as needed and, with certain exceptions, has the same powers as the Board of Directors in the management of the business affairs of T Bancshares between meetings of our full Board of Directors.  The Board of Directors, from time to time, charges the Executive Committee with specific responsibilities and tasks as it deems appropriate.  The Committee is not intended to act in place of the full board, but rather in a support role.  The Committee makes recommendations to the Board of Directors regarding matters important to the overall management and strategic operation of T Bancshares and T Bank, N.A.  The members of the Executive Committee are Dan Basso (Chairman), Chuck Mapes, David Carstens, and Patrick Howard. Mr. Basso serves as Chairman of the Executive Committee.  The Executive Committee held two meetings during the 2015 fiscal year.  The Executive Committee has a compensation subcommittee and a nominating subcommittee.

Compensation Subcommittee of the Executive Committee

The compensation subcommittee of the Executive Committee recommends to the Board of Directors the compensation of executive personnel, compensation paid to directors and the policies, terms and conditions of employment of all employees of T Bancshares.  The compensation subcommittee does not operate according to a written charter.

Each member of the Executive Committee is also a member of the compensation subcommittee with the exception of committee members who are also executive officers of the Company or T Bank, N.A.  None of our executive officers who are also directors participate in compensation subcommittee deliberations regarding their own compensation.  The compensation subcommittee held one meeting during the fiscal year 2015.

The compensation subcommittee approves all new executive officer hires, incentive compensation arrangements, bonuses, employment agreements, and executive officer salary increases. The subcommittee has the authority to establish compensation for executive officers. It considers experience, qualifications, and employment market conditions in establishing compensation levels. Executive officers may provide information and recommendations to the subcommittee for consideration except when it pertains to their own compensation or employment arrangements. The subcommittee refers to industry publications and salary surveys to assist in determining compensation levels of executive officers of similarly situated financial institutions based on geographic location, size, and complexity as compared to the Company. The subcommittee has not utilized outside consultants to establish compensation levels, but does not rule out such utilization in the future and has the authority to do so.

Nominating Subcommittee of the Executive Committee

The nominating subcommittee of the Executive Committee reviews all Board-recommended and shareholder- recommended director nominees, determining each nominee’s qualifications and making a recommendation to the full Board as to which persons should be our Board’s nominees.  Each member of the Executive Committee is also a member of the nominating subcommittee.  The nominating subcommittee held one meeting during the fiscal year 2015.  The duties and responsibilities of the nominating subcommittee include:

•	identifying and recommending to our Board individuals qualified to become members of our Board and to fill vacant Board positions;

•	recommending to our Board the director nominees for the next annual meeting of shareholders;
•	recommending to our Board director committee assignments;
•	reviewing and evaluating succession planning for our Chief Executive Officer and other executive officers; and
•	monitoring the continuing education program for our directors.
The nominating subcommittee does not have a charter formally governing the nomination process. Our nominating subcommittee utilizes a variety of methods for identifying and evaluating nominees for director.  Our nominating subcommittee will regularly assess the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or other circumstances.  When considering potential director candidates, the nominating subcommittee has certain criteria that it views as relevant and is likely to consider.  These criteria include, but are not limited to, a candidate’s:

•	independence under the applicable NASDAQ rules;
•	career experience, particularly experience related to the Company’s business, such as banking and financial services, legal, accounting, human resources, finance, and marketing experience;
•	experience serving within senior management of other companies or on other boards of directors that have faced issues of the same sophistication the Company faces;
•	contribution to the diversity of the Board;
•	integrity and reputation;
•	qualification as an independent director;
•	academic credentials;
•	other obligations and time commitments and ability to attend meetings in person;
•	status as a stakeholder in the Company; and
•	current membership on the Company’s Board as the Board values continuity, but not entrenchment.
Candidates’ character, judgment, skills, including financial literacy, and experience in the context of our needs, the needs of T Bank, N.A. and the existing directors are additional factors considered by the subcommittee. The subcommittee does not assign a particular weight to these individual factors. Similarly, the nominating subcommittee does not expect any individual candidate to meet all, or even more than a few, of these factors. Instead, the nominating subcommittee looks for a mix of factors that, when combined with the experience and credentials of other candidates and existing directors, will provide the Company and its shareholders with a diverse and experienced Board. To date, all director nominees have been identified by current directors or management based on personal acquaintance or reputation. The Company has never engaged a third party to identify director candidates, and the Company has never received a proposed director candidate from a source outside the Company, including its shareholders.  However, the Board would consider any director candidate proposed in good faith by a shareholder of the Company. Our Board of Directors has established a procedure whereby our shareholders can nominate potential director candidates.  See “Shareholder Proposals for the Next Annual Meeting of Shareholders” beginning on page 23.  The nominating subcommittee will consider director candidates recommended by our shareholders in a similar manner as those recommended by members of management or other directors, provided the shareholder submitting such nomination has complied with procedures set forth in our bylaws.

Other than Dan Basso, our Chairman of the board who serves on our nominating subcommittee of the Executive Committee, no candidate for election to our Board has been recommended within the preceding year by a beneficial owner of 5% or more of our common stock.

Executive Officers

Name	Age	Position(s) Held with T Bank, N.A.	Position(s) Held with TBancshares, Inc.	Position(s) Since
Patrick Howard	55	President & Chief Executive Officer, Director	President & Chief Executive Officer, Director	July 2010
Ken Bramlage	55	Executive Vice President & Chief Financial Officer	Executive Vice President & Chief Financial Officer	April 2010
Steven M. Jones	58	Plano Market President, Director	Director	November 2004
Shari S. Jensen	55	Vice President & Compliance Officer	Secretary	April 2010
D. Craig Barnes	63	Executive Vice President & Chief Credit Officer	________	February 2008
Charles Holmes	64	Executive Vice President & Chief Trust Officer	________	February 2006
Thad Hutcheson	38	Chief Technology Officer & Chief Information Officer	________	April 2004

Executive Compensation

The philosophy of the compensation subcommittee of the Executive Committee is to provide a compensation package that attracts and retains executive talent, provides rewards for superior performance and produces consequences for underperformance. It is also the compensation subcommittee’s practice to provide a balanced mix of cash and equity-based compensation that the committee believes appropriate to mitigate risk and align the short and long-term interests of the Company’s executives with those of its shareholders and to encourage executives to participate and perform as equity owners of the Company.

We believe that to attract and retain the quality of executive talent necessary to achieve our long-term strategic business goals, we must offer a competitive compensation package to our executives. The compensation subcommittee seeks to attract executive talent by offering competitive base salaries, annual performance incentive opportunities, and long-term rewards under the Company’s incentive stock option plans. When considering pay decisions for our named executive officers, we target the low to median of the market for base salary compensation. While applying no specific formula or weighting of each factor, we also consider the executive’s scope of responsibilities, skills and experience, overall Company performance and the Board of Directors’ evaluation of the executive’s individual performance. In addition to the executive’s base salary, we provide incentives that reward superior performance in various areas of the executive’s responsibility. These performance factors are tailored to each executive based on the weighting given to each of the short and long term business goals for which the executive has more or less influence, responsibility, or control. In general, if the executive meets or exceeds the performance factors, the targeted total compensation for the executive will be in the median to upper quartile of the market. Based on our business strategy and the results we expect from our executives, we attempt to blend their compensation pay between short and long-term pay as well as the mix of cash and equity compensation. We believe the design of our compensation programs and the amounts paid have been and continue to be appropriate and reasonable. We continually review our programs to ensure they are aligned with our business objectives and shareholder interests.

The compensation subcommittee measures the Company’s senior management compensation levels with comparable compensation levels in industry benchmark studies and peer group data. We use survey data to compare the compensation of our executive positions to those at other banking institutions with characteristics similar to ours. These characteristics include asset size, geographic location, number of employees, and other factors.

The compensation subcommittee, with the assistance of management, reviewed the elements of our compensation programs to determine whether any portion of our compensation practices encouraged excessive risk taking and concluded that our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

The following table sets forth certain summary information concerning the cash and non-cash compensation awarded to, earned by, or paid to Patrick Howard, our President and Chief Executive Officer, Steven Jones, our Plano Market President, and Craig Barnes, our Executive Vice President and Chief Credit Officer for the fiscal years ended December 31, 2015 and 2014.  These three officers are referred to as the “named executive officers” in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards (1) ($)	All Other Compensation (2) ($)		Total Compensation ($)
Patrick Howard (3)	2015	212,500	85,000	115,500	7,780	(6)	420,780
President & CEO	2014	184,875	85,000	42,200	7,318		319,393

Steven Jones (4)	2015	150,000	24,716	52,500	15,555	(7)	242,771
Plano Market President	2014	150,000	26,699	-	15,412		192,111

D. Craig Barnes (5)	2015	120,000	48,000	21,000	4,474	(8)	193,474
Executive Vice President &	2014	120,000	48,000	21,100	4,402		193,502
Chief Credit Officer

(1)
Amounts shown represent the FASB ASC Topic 718 grant date fair value of options granted during 2015.  See note 11 to the consolidated financial statements included with the 2015 Form 10-K for a discussion of the assumptions used in the valuation of stock-based compensation awards.

(2)	Includes group life insurance policy premiums paid by the Company for the benefit of the named executive officer.
(3)	Represents bonus payments under the Company’s executive incentive plan. See “Executive Incentive Plan” below.
(4)	Represents bonus payments under the Company’s lending incentive program. See “Employment Agreement – Steven Jones” below. Other compensation includes a car allowance of $9,600 for Mr. Jones.
(5)	Represents bonus payments under the Company’s executive incentive plan. See “Executive Incentive Plan” below.
(6)	Includes 401(k) match, $7,438; and group life insurance, $342.
(7)	Includes auto allowance, $9,600; 401(k) match, $5,613; and group life insurance, $342.
(8)	Includes 401(k) match, $4,200; and group life insurance, $274.

Grants of Plan-Based Awards

The compensation subcommittee grants incentive stock options periodically.  In 2015, an aggregate of 180,000 stock options with a grant date fair value of $2.10 were granted to key employees under the 2015 Incentive Plan, of which Mr. Howard received 55,000 stock options, Mr. Jones received 25,000 stock options and Mr. Barnes received 10,000 stock options.  These stock options vest ratably beginning at their one year anniversary and expire 10 years from their grant date.  In 2014, an aggregate of 31,000 stock options with a grant date fair value of $4.22 were granted to key employees under the 2005 Incentive Plan, of which Mr. Howard received 10,000 stock options and Mr. Barnes received 5,000 stock options.  These stock options vest ratably beginning at their one year anniversary and expire 10 years from their grant date.

Executive Incentive Plan

Messrs. Howard and Barnes are entitled to participate in an executive incentive plan.  The executive incentive plan provides for an annual bonus of up to 40% of the executive’s base salary based on achieving certain key benchmarks related to managing risk, profitability, and other criteria as established by the compensation subcommittee. Under the executive incentive plan, the executive may receive up to an additional 15% of his base salary if the Bank has acceptable examination ratings as determined by the Office of the Comptroller of the Currency (the “OCC”), the Bank’s primary regulator, at the end of the calendar year.  The executive may receive an additional 15% if the Bank has a pre-tax return on average assets (“ROA”) of 1% or greater for the calendar year. Acceptable examination ratings are also a prerequisite for the ROA incentive to be paid. The executive cannot be compensated for profitability unless the Bank is operated in a safe and sound manner in the judgment of the OCC. The compensation subcommittee has discretionary authority to award an additional 10% of the executive’s base salary. While discretionary, the compensation subcommittee will consider the following factors:

•	Overall profitability of the Bank, particularly if ROA significantly exceeds the above benchmark.

•	If budgeted goals were met or exceeded, particularly as it relates to asset growth.

•	How competently extraordinary challenges or opportunities, should they arise, are managed. These may be positive, negative, or unanticipated events impacting the Bank.

•	The absence of any significant comments from the Company’s financial auditors, particularly the absence of a management letter outlining control concerns.

•	Satisfactory internal controls audits.

•
Qualitative commentary from the Report of Examination as it relates to areas where the Executive may have special influence, particularly the absence of any new Matters Requiring Attention (“MRAs”) or the removal of any existing MRAs.

 In November 2015, the compensation subcommittee approved a payment to Mr. Howard of $85,000, or 40% of his base pay as of that date, and a payment to Mr. Barnes of $48,000, or 40% of his base pay as of that date, payable in 2016 if these benchmarks were met in fiscal year 2015. As of December 31, 2015, actual results satisfied the established benchmarks and Messrs. Howard and Barnes were paid the full incentive bonus in February 2016.

Employment Agreements

Patrick Howard

We entered into an employment agreement with Mr. Howard in September 2007 regarding his employment. On March 28, 2013, we amended and restated that agreement. The agreement was further amended on March 31, 2014 to adjust his base salary. Pursuant to the agreement, Mr. Howard is an at-will employee and the agreement may be terminated by either party with 30 days written notice. Neither party has provided notice of termination of the agreement.

Under the terms of the amendment to the employment agreement, the compensation subcommittee approved a 25% increase in base salary for Mr. Howard, from $170,000 to $212,500 per year effective April 1, 2014, and a special one-time bonus of $80,000.  Both the base salary increase as well as the bonus were based on market data obtained from the 2013 Federal Reserve Bank of Dallas Officer Salary Survey and the 2013 Independent Bank Salary Survey from Oliver Garrison. Based upon these sources, the compensation subcommittee adjusted Mr. Howard’s base salary to be commensurate with the information contained in that data for the president and chief executive officer position at similarly situated banks. When combined with Mr. Howard’s incentive compensation available under the executive incentive plan (as discussed above), if earned, his total compensation would place him in the 75th percentile of the market based on the salary survey information reviewed. Mr. Howard also receives other customary benefits such as health, dental and life insurance, 401K plan, and membership fees to banking and professional organizations.

In the event of a “change in control,” Mr. Howard will be entitled to receive a cash lump sum payment equal to 299% of his “base amount” as defined in section 280G of the Internal Revenue Code which, in general, means the executive’s annualized compensation over the prior five year period.  If Mr. Howard’s employment is terminated prior to a change in control for any other reason other than “good cause,” we will be obligated to pay as severance, 100% of his “base amount” as defined in section 280G of the Internal Revenue Code. Mr. Howard has also agreed to a one-year post-employment non-solicitation and non-competition agreement.

Steven Jones

We have entered into an employment agreement with Steven Jones regarding his employment as Plano Market President of T Bank, N.A. that automatically renews for an additional one year term following the end of the prior year term unless either party provides notice that it will not seek to renew the agreement.

Under the terms of his employment agreement, Mr. Jones receives a base salary of $150,000 per year.  Mr. Jones also receives other customary benefits such as health, dental and life insurance, 401K plan, and an automobile allowance.

Pursuant to the employment agreement, the Company also granted him options to acquire 25,000 shares of common stock at an exercise price of $10.00 per share, exercisable within 10 years from the date of grant of the options, September 6, 2005.  These options expired in 2015 without being exercised.

In the event of a “change in control,” Mr. Jones may terminate the employment agreement.  If he terminates the agreement, he will be entitled to receive a cash lump sum payment equal to 99% of his “base amount” as defined in section 280G of the Internal Revenue Code which, in general, means the executive’s annualized compensation over the prior five year period.  If Mr. Jones’ employment is terminated prior to a change in control for any other reason other than “good cause,” we will be obligated to pay as severance, the remainder of Mr. Jones’ base salary over the remaining term of the agreement; however, in no event, will the severance payment be less than one year’s base salary.

Mr. Jones’ employment agreement also generally provides noncompetition and non-solicitation provisions that would apply for a period of one year following the termination of Mr. Jones’ employment. The noncompetition provision is limited in scope to 30 miles from any office of T Bank, N.A.

Mr. Jones received additional compensation pursuant to a lending incentive program established in 2005 and revised in 2009 designed to provide incentive to lending personnel based upon several factors, but principally on the lender’s contribution to the profitability of the Bank through loan and deposit generation.

D. Craig Barnes

On March 28, 2013, T Bancshares and T Bank, N.A. entered into an employment agreement with Mr. Barnes. Pursuant to the agreement, the employee is an at-will employee and the agreement may be terminated by either party with 30 days written notice. Neither party has provided notice that it intends to terminate the agreement.

Under the terms of the agreement, Mr. Barnes receives a base salary of $120,000 per year.  Mr. Barnes also receives other customary benefits such as health, dental and life insurance, 401K plan, and membership fees to banking and professional organizations.

In the event of a “change in control,” Mr. Barnes will be entitled to receive a cash lump sum payment equal to 100% of his “base amount” as defined in section 280G of the Internal Revenue Code which, in general, means the executive’s annualized compensation over the prior five year period.  If Mr. Barnes’ employment is terminated prior to a change in control for any other reason other than “good cause,” we will be obligated to pay as severance, 100% of his “base amount” as defined in section 280G of the Internal Revenue Code. Mr. Barnes has also agreed to a one-year post-employment non-solicitation and non-competition agreement.

Health and Insurance Benefits

Our full-time officers and employees are provided hospitalization, major medical, and dental insurance.  We pay a substantial part of the premiums for these coverages.  All insurance coverage under these plans is provided under group plans on generally the same basis to all full-time employees.  In addition, we maintain term life and long term disability insurance which provide benefits to all employees who have completed one month of full-time employment with us.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information on outstanding option and stock awards held by the named executive officers of the Company at December 31, 2015, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and the expiration date of each outstanding option.

Outstanding Equity Awards at Fiscal Year-End
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#) (1)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date
Patrick Howard	25,000	-	13.00	9/4/07	9/4/17
	2,000	-	1.01	5/26/10	5/26/20
	2,000	8,000	5.04	3/31/14	3/31/24
	-	55,000	7.15	10/29/15	10/29/25

Steven Jones	-	25,000	7.15	10/29/15	10/29/25

D. Craig Barnes	10,000	-	6.00	12/3/08	12/3/18
	5,000	-	2.25	4/21/10	4/21/20
	1,000	4,000	5.04	3/31/14	3/31/24
	-	10,000	7.15	10/29/15	10/29/25

(1) All options vest 20% per year beginning on the first anniversary of their grant date.

Stock Incentive Plan

At the 2015 annual meeting, shareholders approved the 2015 Stock Incentive Plan, which was established for the purpose of (1) enabling T Bancshares and T Bank, N.A. to attract and retain the best available individuals for positions of substantial responsibility, (2) providing additional incentive to such persons by affording them an equity participation in T Bancshares, (3) rewarding directors, executive officers and employees for their contributions to T Bancshares and T Bank, N.A., and (4) promoting the success of T Bancshares’s business by aligning the financial interests of directors, executive officers and employees providing personal services to T Bancshares and T Bank, N.A. with long-term shareholder value.  The 2015 Stock Incentive Plan replaced the 2005 Stock Incentive Plan, which expired in the third quarter of 2015 and under which no more awards may be granted.

The 2015 Stock Incentive Plan is administered by the compensation subcommittee.  The compensation subcommittee has the authority to grant awards under the plan, to determine the terms of each award, to interpret the provisions of the plan and to make all other determinations that it may deem necessary or advisable to administer the plan.  The compensation subcommittee may grant options on an individual basis or design a program providing for grants to a group of eligible persons.

The 2015 Stock Incentive Plan provides that the maximum number of shares of our common stock that may be issued under the plan is 270,000 shares.  To the extent that any options shall terminate, expire or be canceled, the shares subject to the options shall remain available for issuance pursuant to subsequent option awards.  Substantially all of our employees and the employees of T Bank, N.A. and all of our non-employee directors, are eligible for participation in the 2015 Stock Incentive Plan.

PROPOSAL TWO:
 RATIFICATION OF THE SELECTION OF WHITLEY PENN AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM

The Audit Committee has appointed Whitley Penn LLP, an independent registered public accounting firm, as the independent auditors for T Bancshares and T Bank, N.A. for the current fiscal year ending December 31, 2016, subject to ratification by the shareholders.  Whitley Penn LLP has advised T Bancshares that neither the firm nor any of its principals has any direct or material interest in T Bancshares or T Bank, N.A. except as auditors and independent public accountants of T Bancshares or T Bank, N.A.  Although shareholder ratification of our independent auditors is not required by our bylaws or otherwise, we are submitting the selection of Whitley Penn LLP to our shareholders for ratification to permit shareholders to participate in this important corporate decision. If the shareholders fail to ratify the appointment of the independent registered public accounting firm, the Audit Committee will take such failure into consideration in future years.  If the shareholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if it is determined that such a change would be in our best interests.  The Company does not expect a representative of Whitley Penn LLP to be present at the annual meeting.  If any shareholder desires to ask Whitley Penn LLP a question, management will ensure that the question is sent to Whitley Penn LLP and that an appropriate response is made directly to the shareholder.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF WHITLEY PENN LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL THREE:
ADVISORY, NON-BINDING VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on a non-binding basis, the compensation of the Company’s named executive officers. Accordingly, we are asking you to approve the compensation of the Company’s named executive officers as described under “Executive Compensation” above.

The Company seeks to provide a compensation package that attracts and retains executive talent, provides rewards for superior performance and produces consequences for underperformance and, in doing so, align the interests of our named executive officers with the interests of our shareholders. Therefore, our compensation programs are designed to reward our named executive officers for the achievement of strategic and operational goals and the achievement of increased shareholder value, while at the same time avoiding unnecessary or excessive risk-taking. We believe that our compensation policies and procedures are competitive and focused on performance and are strongly aligned with the long-term interest of our shareholders.

The proposal described below, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to express your views regarding the compensation of the named executive officers by voting to approve or not approve such compensation as described in this proxy statement. This vote is advisory and will not be binding upon the Company, the board of directors, or the compensation subcommittee. However, the Company, the Board of Directors, and the compensation subcommittee will take into account the outcome of the vote when considering future executive compensation arrangements. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the SEC’s compensation disclosure rules.

Accordingly, shareholders are being asked to vote on the following advisory, non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related material disclosed in the Proxy Statement, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE RESOLUTION RELATED TO COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

Report of the Audit Committee of the Board of Directors

In accordance with its written charter, the Audit Committee assists the Board in, among other things, oversight of our financial reporting process, including the effectiveness of our internal accounting and financial controls and procedures, and controls over the accounting, auditing, and financial reporting practices.

Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, the system of internal controls, and procedures designed to insure compliance with accounting standards and applicable laws and regulations.  Our independent auditors are responsible for auditing the financial statements.  The Audit Committee’s responsibility is to monitor and review these processes and procedures.  The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management that the financial statements have been prepared with integrity and objectivity and on the representations of management and the opinion of the independent auditors that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

During fiscal year 2015, the Audit Committee had four meetings.  The Audit Committee’s regular meetings were conducted so as to encourage communication among the members of the Audit Committee, management, the internal auditors, and our independent auditors, Whitley Penn LLP.  Among other things, the Audit Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits.  The Audit Committee separately met with each of the internal and independent auditors, with and without management, to discuss the results of their examinations and their observations and recommendations regarding our internal controls.  The Audit Committee also discussed with our independent auditors all matters required to be discussed by the applicable standards adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2015 with management, the internal auditors, and our independent auditors.  Management’s discussions with the Audit Committee included a review of critical accounting policies.

The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between us and our auditors that might bear on the auditors’ independence consistent with the applicable standards adopted by the PCAOB.  The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence.  The Audit Committee has reviewed and pre-approved the amount of fees paid to Whitley Penn LLP for audit and non-audit services.  The Audit Committee concluded that the provision of services by Whitley Penn LLP is compatible with the maintenance of their independence.

Based on the above-mentioned review and discussions with management, the internal auditors, and the independent auditors, and subject to the limitations on our role and responsibilities described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Audit Committee of the Board of Directors
David Carstens (Chairman)
Stan Allred
Frankie Basso
Ron Denheyer
Charles Mapes
Thomas McDougal

Principal Auditor Fees and Services

Our Audit Committee appointed Whitley Penn LLP as our independent auditors for the fiscal year ended December 31, 2015.

Neither the Company nor anyone on its behalf has consulted with Whitley Penn LLP regarding (A) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, or (b) any matter that was either subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K).

The following table shows the fees billed for the services provided by Whitley Penn LLP for fiscal years ended December 31, 2015 and December 31, 2014, respectively.

	2015	2014
Audit Fees (1)	$48,247	$44,500
Tax Fees(2)	54,050	43,935
All Other Fees(3)	64,500	60,000
Total	$166,797	$148,435

(1)
Consists of fees for professional services rendered for the audit of the consolidated financial statements for such fiscal year and the review of the financial statements included in Quarterly Reports on Form 10-Q.

(2)
Consists of fees associated with tax compliance including the preparation of Federal and State income tax and Texas franchise tax returns, and tax consulting services including routine tax advice and consultation.

(3)	Consists of fees for the audit of statements of assets and liabilities of Collective Investment Funds held by the Trust Department.

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by the company’s principal accountant for the audit of the company’s annual financial statements and review of financial statements included in the company’s Forms 10-K and 10-Qs, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by the company’s principal accountant that are reasonably related to the performance of the audit or review of the company’s financial statements and are not reported under “audit fees;” (iii) “tax fees” are fees for professional services rendered by the company’s principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by the company’s principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to ensure that they do not impair the accounting firm’s independence.  The SEC’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent auditors.

Consistent with the SEC’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent registered public accounting firm to us or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.  The Audit Committee pre-approved all audit and non-audit services performed by the independent registered public accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2016, for:

•	each person known by us to own beneficially more than 5% of our common stock;
•	each executive officer named in the summary compensation table;
•	each of our directors and director nominees; and
•	all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the securities.  Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.  Shares of common stock issuable upon exercise of options and other rights beneficially owned that are exercisable within 60 days of the record date are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options and other rights but are not deemed outstanding for computing the percentage ownership of any other person.  Unless otherwise noted, the address for each shareholder listed below is c/o T Bancshares, Inc., 16200 Dallas Parkway, Suite 190, Dallas, Texas  75248.

Name of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Greater Than 5% Shareholders that is not a Director or Named Executive Officer:
William D. Gross	375,000	(2)	9.29%

Directors and Named Executive Officers:
Stanley Allred	41,435		1.03%
D. Craig Barnes	32,000	(3)	*
Dan Basso (8)	242,765		6.01%
Frankie Basso (8)	155,230	(4)	3.84%
David Carstens	41,410		1.03%
Ron Denheyer(8)	155,430	(4)	3.85%
Patrick Howard	83,492	(5)	2.05%
Steven Jones	28,193	(6)	*
Eric Langford	89,760	(7)	2.22%
Charles Mapes	37,852		*
Thomas McDougal	41,382		1.02%
Gordon Youngblood	26,487		*
All Directors and Executive Officers as a group	861,516	(9)	21.42%

*Represents less than 1% of the total shares outstanding.
(1)	Percentage of beneficial ownership is based on 4,037,907 common shares outstanding as of March 31, 2016.
(2)	This information is based solely on a Schedule 13G filed with the SEC on March 16, 2012 by William D. Gross.

(3)	Includes options to purchase 17,000 shares of common stock, all of which are exercisable as of the date of this proxy statement.
(4)	Includes 113,920 shares owned directly by a trust for which Mr. Frankie Basso serves as co-trustee with Mr. Denheyer’s spouse.
(5)	Includes options to purchase 31,000 shares of common stock, all of which are exercisable as of the date of this proxy statement.
(6)	Includes 1,627 shares owned directly by Mr. Jones’ spouse and 1,219 shares owned directly by Mr. Jones’ children.
(7)	Includes 48,000 shares owned directly by Mr. Langford’s children.
(8)	Mr. Dan Basso is the father of Mr. Frankie Basso and father-in-law of Mr. Ron Denheyer.
(9)	Includes 113,920 shares for a trust which Mr. Frankie Basso and Mr. Denheyer’s spouse serve as co-trustees. The 113,920 shares are included in the amounts for both Mr. Frankie Basso and Mr. Denheyer individually. [This overlap in beneficial ownership has been eliminated in calculating the total number of shares and the percentage of class owned by directors, nominees and management as a group.]

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Dan Basso, a director, is the father of Mr. Frankie Basso, a director, and father-in-law of Mr. Denheyer, also a director.  [There is no agreement between Mr. Dan Basso, Mr. Frankie Basso and Mr. Denheyer with respect to the acquisition, retention, disposition or voting of our common stock.]

Under Section 402 of the Sarbanes-Oxley Act of 2002, it is unlawful for any issuer to extend, renew or arrange for the extension of credit in the form of a personal loan to or for any director or executive officer of that issuer.  This prohibition does not apply to loans that were made on or prior to July 30, 2002, or certain types of loans described in Section 402 that are (i) made available by the issuer in the ordinary course of the issuer’s consumer credit business; (ii) of a type generally made available by such issuer to the public; and (iii) made by the issuer on market terms, or terms that are no more favorable than those offered by the issuer to the general public.

Section 402 also does not apply to loans by an insured depository institution, such as T Bank, N.A. if the loan is subject to the insider lending restrictions of Sections 22(g) and 22(h) of the Federal Reserve Act and the Federal Reserve’s Regulation O.  We believe that all related transactions comply with Section 402 of the Sarbanes-Oxley Act or have been made pursuant to a valid exception from Section 402 of the Sarbanes-Oxley Act.

Certain of our officers, directors and principal shareholders and their affiliates have had transactions with T Bank, N.A. including investments in certificates of deposit.  Our management believes that all such investments have been and will continue to be made in the ordinary course of business of T Bank, N.A. on substantially the same terms, including interest rates paid, as those prevailing at the time for comparable transactions with unaffiliated persons, and do not involve any unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership with the SEC.  Our officers, directors and 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms so filed.

Based solely on a review of copies of such forms received and written representation letters from our executive officers and directors, we believe that, during the last fiscal year, all executive officers and directors complied with the Section 16(a) reporting requirements, except that Forms 4 for each director to report the respective grants of common stock as their retainers were filed late.

OTHER MATTERS

We have received no notice of any other items submitted for consideration at the meeting and, except for reports of operations and activities by management, which are for informational purposes only and require no action of approval or disapproval, and consideration of the minutes of the preceding annual meeting for approval, which may involve technical corrections to the text where actions taken were incorrectly recorded, but which require no action of approval or disapproval of the subject matter, management neither knows of nor contemplates any other business that will be presented for action by the shareholders at the annual meeting.  If any further business is properly presented at the annual meeting, the persons named as proxies will act in their discretion on behalf of the shareholders they represent.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF SHAREHOLDERS

Our 2017 annual meeting of shareholders is expected to be held in June 2017.  We must receive by December 30, 2016 any shareholder proposal intended to be presented at the next annual meeting of shareholders for inclusion in our proxy materials.  Proposals must comply with the proxy rules relating to shareholder proposals, including Rule 14a-8 under the Exchange Act, in order to be included in our proxy materials.  Proposals should be delivered to T Bancshares, Inc., Attn: Corporate Secretary, 16200 Dallas Parkway, Suite 190, Dallas, Texas 75248, prior to the specified deadline.

SEC rules and regulations provide that if the date of our 2017 annual meeting is advanced or delayed more than 30 days from the date of the 2016 annual meeting, shareholder proposals intended to be included in the proxy materials for the 2017 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2017 annual meeting.  If we determine that the date of the 2017 annual meeting will be advanced or delayed by more than 30 days from the date of the 2016 annual meeting, we will disclose such determination promptly in a filing with the SEC.

For proposals relating to the nomination of a person to serve as a director of the Company and not to be included in our proxy statement and proxy for the 2017 annual meeting of shareholders, our bylaws provide for certain procedures that a shareholder must follow.  These procedures provide that nominations for director must be submitted in writing to T Bancshares, Inc., Attn: Corporate Secretary, 16200 Dallas Parkway, Suite 190, Dallas, Texas 75248.  With respect to director nominations, we must receive the notice of your intention to introduce a nomination at our 2017 annual meeting no later than:

•	60 days in advance of the 2017 annual meeting if it is being held within 30 days preceding the anniversary date of this year’s meeting; or
•
in the event that less than 30 days’ notice of the date of the meeting is given to our shareholders, the close of business on the 10th day following the earlier of (i) the day on which such notice of the meeting is first made or (ii) the day on which public disclosure of the date of the meeting is first made.

The notice of a nomination for election of a director must contain the following information:

•	the name and address of the shareholder making the nomination and the persons intended to be nominated;
•	the class and number of shares of our capital stock that are beneficially owned by the shareholder making the nomination;
•
a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons pursuant to which the nomination or nominations are to be made by the shareholder;

•
such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors; and

•	the consent of each nominee to serve as director of the Company if so elected.

With respect to shareholder proposals relating to any other business and not to be included in our proxy statement and proxy for the 2017 annual meeting of shareholders, the notice of a proposed item of business must be submitted no later than:

•	60 days in advance of the 2017 annual meeting if it is being held within 30 days preceding the anniversary date of this year’s meeting; or
•
in the event that less than 30 days’ notice of the date of the meeting is given to our shareholders, the close of business on the 10th day following the earlier of (i) the day on which such notice of the meeting is first made or (ii) the day on which public disclosure of the date of the meeting is first made.

Such notice must contain the following information:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;
•	the name and address of the shareholder making the nomination as it appears on the Company’s books;
•	the class and number of shares of our capital stock that are beneficially owned by the shareholder making the proposal; and
•	a material interest of such shareholder in such business.

ADDITIONAL INFORMATION

A copy of our 2015 annual report is being mailed with this proxy statement to each shareholder of record.  Shareholders not receiving a copy of the annual report may obtain one without charge.  Requests and inquiries should be addressed to: T Bancshares, Inc., 16200 Dallas Parkway, Suite 190, Dallas, Texas 75248, Attn: Corporate Secretary, (972) 720-9000.

We have also filed a copy of our 2015 Form 10-K and this proxy statement with the SEC, which are available on its website at www.sec.gov, and are also available on our website at www.tbank.com.  Information on, or that can be accessed through, our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings we make with the SEC.